                                             NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts:
Media	Financial Analysts and Institutional Investors
Ameren Communications	Ameren Investor Relations
314.554.2182	314.554.3942
communications@ameren.com	InvestorRelations@ameren.com
For Immediate Release
Ameren Announces Third Quarter 2026 Results

•Third Quarter GAAP Diluted Earnings Per Share (EPS) were $2.42 in 2026 vs. $2.35 in 2025
•Third Quarter Adjusted (Non-GAAP) EPS were $2.42 in 2026 vs. $2.17 in 2025
•Raising 2026 Earnings Guidance Range to $5.35 to $5.55 per Diluted Share
•Establishing 2027 Earnings Guidance Range of $5.70 to $5.90 per Diluted Share
•Issuing EPS Compound Annual Growth Rate Guidance of 8% to 10% for 2027 through 2031, using the 2027 Guidance Midpoint as the Base

ST. LOUIS (November 5, 2026) — Ameren Corporation (NYSE: AEE) today announced third quarter 2026 net income attributable to common shareholders in accordance with generally accepted accounting principles (GAAP) of $676 million, or $2.42 per diluted share, compared to third quarter 2025 GAAP net income of $640 million, or $2.35 per diluted share. Excluding a third quarter 2025 tax benefit described in the table below, Ameren recorded third quarter 2025 adjusted (non-GAAP) net income attributable to common shareholders of $592 million, or $2.17 per diluted share.
Third quarter 2026 results, compared to adjusted third quarter 2025 results, reflected increased earnings on infrastructure investments to improve system reliability, resiliency and service quality, increased earnings on investments in innovative energy technologies, and higher Ameren Missouri electric retail sales, primarily driven by warmer temperatures. These positive contributions were partially offset by higher Ameren Missouri operations and maintenance expenses, primarily driven by increased reliability-focused tree trimming and energy center maintenance. Finally, the earnings per diluted share comparison reflected higher weighted-average basic common shares outstanding in the third quarter of 2026.
"Our third-quarter results were driven by continued execution of our strategy and disciplined investment in critical energy infrastructure to deliver reliable energy for our customers at the lowest cost possible," said Martin J. Lyons, Jr., chairman, president and chief executive officer of Ameren Corporation. "We are well positioned to meet growing energy needs, support significant economic development across our region and deliver lasting benefits for the customers and communities we serve."

Ameren recorded GAAP net income attributable to common shareholders for the nine months ended September 30, 2026, of $1,347 million, or $4.83 per diluted share, compared to GAAP net income attributable to common shareholders for the nine months ended September 30, 2025, of $1,204 million, or $4.43 per diluted share. Excluding a third quarter 2025 tax benefit described below, Ameren recorded adjusted (non-GAAP) net income attributable to common shareholders of $1,156 million, or $4.25 per diluted share for the nine months ended September 30, 2025. Results for the first nine months of 2026, compared to adjusted results for the first nine months of 2025, reflected higher earnings on infrastructure investments to improve system reliability, resiliency and service quality, higher earnings on investments in innovative energy technologies and higher Ameren Missouri electric retail sales, driven in part by warmer summer temperatures. These positive contributions were partially offset by higher Ameren Missouri operations and maintenance expenses, primarily driven by increased reliability-focused tree trimming and energy center maintenance, and higher interest expense. Finally, the earnings per diluted share comparison reflected higher weighted-average basic common shares outstanding in 2026.
The following items were excluded from adjusted earnings for the three-month and nine-month periods ended September 30, 2025:

	(In millions, except per share amounts)
	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2026		2025		2026		2025
GAAP Earnings / Diluted EPS	$676	$2.42	$640	$2.35	$1,347	$4.83	$1,204	$4.43
Tax benefit from FERC order on net operating loss carryforwards	$—	$—	$(48)	$(0.18)	$—	$—	$(48)	$(0.18)
Adjusted Earnings / Diluted EPS	$676	$2.42	$592	$2.17	$1,347	$4.83	$1,156	$4.25
Earnings and Rate Base Guidance
Today, Ameren is raising its 2026 earnings guidance range to $5.35 to $5.55 from $5.25 to $5.45 per share. Further, Ameren expects 2027 diluted earnings per share to be in a range of $5.70 to $5.90 per share, representing 8.4% growth from the original 2026 guidance midpoint.
"Our strong year-to-date performance gives us confidence to raise our 2026 earnings guidance. As we look to 2027, we’ll continue executing our strategy and investing in energy infrastructure to deliver long-term value for customers and shareholders,” Lyons said.
Ameren expects diluted earnings per share to grow at an 8% to 10% compound annual rate from 2027 through 2031, using the 2027 guidance range midpoint of $5.80 per share as the base. Ameren's multi-year earnings growth is expected to be driven by $38.1 billion of planned infrastructure investments underpinning projected rate base growth of approximately 13.3% compounded annually from 2026 through 2031. Ameren expects to continue to grow its common dividend annually, with a payout ratio ranging between 45% and 55% of annual earnings per share.
“Our updated long-term outlook reflects the significant investments needed to serve growing demand from large customers and support economic growth across our region. By strengthening and expanding the energy grid, we can meet that demand while delivering lasting value for our customers, communities and shareholders. We are well positioned to execute our strategy while keeping our customers at the center of everything we do,” Lyons said.
Earnings guidance for 2026 assumes normal temperatures for the last three months of the year, and earnings guidance for 2027 and multi-year earnings growth expectations assume normal temperatures. Earnings guidance for 2026 and 2027 and multi-year earnings growth expectations are subject to the effects of, among other things: regulatory, judicial and legislative actions; energy center and energy transmission and distribution operations; energy, economic, capital and credit market conditions; customer usage; severe storms; returns on market-based and other investments; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri third quarter 2026 earnings were $582 million, compared to third quarter 2025 earnings of $518 million. The year-over-year increase reflected earnings on increased infrastructure investments, higher electric retail sales, primarily driven by warmer weather, and lower income tax expense due, in part, to timing differences. These positive factors were partially offset by higher operations and maintenance expenses, primarily driven by increased reliability-focused tree trimming and energy center maintenance, and higher interest expense.
Ameren Transmission Segment Results
Ameren Transmission third quarter 2026 earnings were $110 million, compared to third quarter 2025 GAAP and adjusted earnings of $151 million and $103 million, respectively. Adjusted earnings in 2025 excluded the tax benefit described in the table above. The year-over-year comparison reflected earnings on increased infrastructure investments.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution third quarter 2026 earnings were $72 million, compared to third quarter 2025 earnings of $57 million. The year-over-year increase reflected earnings on increased infrastructure investments.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas third quarter 2026 loss was $7 million, compared to third quarter 2025 loss of $13 million. The year-over-year comparison reflected increased infrastructure investments included in natural gas service rates that became effective December 2, 2025.
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent third quarter 2026 loss was $81 million, compared to a third quarter 2025 loss of $73 million. The year-over-year comparison primarily reflected higher income tax expense due, in part, to timing differences, and higher interest expense, partially offset by higher earnings from investments in innovative energy technologies.

Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, November 6, 2026, to discuss third quarter 2026 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Latest Quarterly Results," where an accompanying slide presentation will also be available. The conference call and presentation will be archived in the “Investors” section of the website under “Quarterly Earnings.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.5 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects in the Midcontinent Independent System Operator (MISO), Inc. For more information, visit Ameren.com, or follow us at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn.com/company/Ameren.
Use of Non-GAAP Financial Measures
In this release, Ameren has presented adjusted earnings and adjusted earnings per share, which are non-GAAP measures and may not be comparable to those of other companies. A reconciliation of GAAP to non-GAAP information is included in this release. Generally, adjusted earnings or losses include earnings or losses attributable to Ameren common shareholders and exclude income or loss from significant discrete items that management does not consider representative of ongoing earnings. Ameren uses adjusted earnings internally for financial planning and for analysis of performance. Ameren also uses adjusted earnings as the primary performance measurement when communicating with analysts and investors regarding our earnings results and outlook, as the company believes that adjusted earnings allow the company to more accurately compare its ongoing performance across periods. In providing adjusted earnings guidance, there could be differences between adjusted earnings and earnings prepared in accordance with GAAP as a result of our treatment of certain items.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed within Risk Factors in the Form 10-K and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations that may change regulatory recovery mechanisms or our ability to recover costs and earn a return, such as those that may result from Ameren Missouri’s electric service regulatory rate review filed with the Missouri Public Service Commission (MoPSC) in June 2026, Ameren Illinois' 2025 electric distribution service revenue requirement reconciliation adjustment review filed with the Illinois Commerce Commission (ICC) in April 2026, Ameren Illinois' January 2026 appeal of the November 2025 ICC order issued in the 2025 natural gas delivery service rate review, and Ameren Illinois' 2020 Qualifying Infrastructure Plant reconciliation hearing;
•our ability to control costs and make necessary investments in our businesses, including our ability to recover costs and investments, and to earn our allowed return on equity, within frameworks established by our regulators, while maintaining affordability for our customers;
•the effect and duration of Ameren Illinois’ election to utilize a four-year Multi-Year Rate Plan for electric distribution service ratemaking, including the effect of the reconciliation cap on the electric distribution revenue requirement;
•the effect on Ameren Missouri of any customer rate caps or limitations on increasing the electric service revenue requirement pursuant to Ameren Missouri’s election to use the plant-in-service accounting regulatory mechanism;
•Ameren Missouri's ability to construct and/or acquire generation and battery energy storage facilities, extend the operating license for the Callaway Energy Center, reliably operate existing energy centers through their expected retirement dates, retire fossil fuel-fired energy centers, and implement new or existing customer energy-efficiency programs, in each case in accordance with its Smart Energy Plan and preferred resource plan, and to recover its cost of investment, a related return, and, in the case of customer energy-efficiency programs, any lost electric revenues in a timely manner, each of which is affected by the ability to timely obtain and maintain all necessary regulatory and project approvals, including certificates of convenience and necessity (CCNs) from the MoPSC or any other required approvals, including permits to construct and operate the facilities;
•our ability to realize and support forecasted energy demand and capacity from new and potential new customers, including demand growth dependent on the addition of new data centers and other large primary service customers within our service territories, such as the large load customers that signed electric service agreements with Ameren Missouri in 2026;
•the effects on energy prices and demand for our services resulting from customer growth patterns or usage, including demand from data centers; technological advances, including advances in customer energy efficiency; electric vehicles; electrification of various industries; energy storage; and private generation sources, which are becoming increasingly cost-competitive;
•Ameren Missouri’s ability to earn, utilize, or transfer at a reasonable price federal production and investment tax credits related to renewable energy, energy storage, and nuclear energy; the cost of wind, solar, and other renewable generation and battery energy storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•the effect of changes in federal domestic energy policy to support investment in fossil fuel infrastructure and the effect of those changes on Ameren Missouri’s ability to construct and/or acquire renewable energy generation facilities and battery energy storage;
•the results of the MISO long-range transmission planning process, including potential changes to planned projects, the ability to obtain competitively bid or assigned projects and related approvals, including CCNs from the MoPSC and ICC or any other required approvals, and changes in applicable legislative or regulatory frameworks;
•the ability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure, and the ability of counterparties to complete projects, which is dependent upon the availability of labor and necessary materials and equipment, including those obligations that are affected by supply chain disruptions;
•advancements in energy technologies, including carbon capture, utilization, and sequestration, hydrogen fuel for electric production and energy storage, next generation nuclear, and large-scale long-cycle battery energy storage, and the impact of federal and state energy and economic policies with respect to those technologies;
•the effects of changes in federal, state, or local laws and other domestic or international governmental actions, including monetary, fiscal, foreign trade, and energy policies, foreign trade tariffs, executive orders, geopolitical developments, or extended federal government shutdowns or defunding;
•the effects of changes in federal, state, or local tax laws or rates; additional regulations, interpretations, amendments, or technical corrections to, or in connection with the One Big Beautiful Bill Act (OBBBA) and the Inflation Reduction Act of 2022, including the effects of the OBBBA as it relates to construction timelines of solar, wind, and battery energy storage projects, along with the ability to obtain materials for these projects to be eligible for federal production and investment tax credits; and any challenges to the tax positions we have taken, as well as resulting effects on customer rates;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of natural gas for distribution and the cost and availability of purchased power, including capacity, zero emission credits, renewable energy credits, and emission allowances; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies primarily from the one Nuclear Regulatory Commission licensed supplier of assemblies for Ameren Missouri's Callaway Energy Center;
•the cost and availability of transmission capacity required for the energy generated by Ameren Missouri's energy centers or as required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance at a reasonable cost, or, in the absence of insurance, the ability to timely recover uninsured losses from our customers;
•the impact of cyberattacks and data security risks on us, our suppliers, or other entities on the grid, including those arising from generative or agentic artificial intelligence, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•acts of sabotage, which have increased in frequency and severity within the utility industry, war, terrorism, or other intentionally disruptive acts;
•business, economic, geopolitical, and capital market conditions, including foreign trade tariffs or trade wars, evolving federal regulatory priorities, and the impact of such conditions on interest rates, inflation, commodity prices, and investments;
•the impact of inflation or a recession on our customers and suppliers and the related impact on our results of operations, financial position, and liquidity;
•disruptions of the capital and credit markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity, and our ability to access the capital and credit markets on reasonable terms when needed;
•the actions of credit rating agencies and the effects of such actions;
•the impact of weather conditions and other natural conditions on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the financing, construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the ability to maintain system reliability by Ameren Missouri, the MISO, and the electric utility industry, as well as Ameren Missouri's ability to meet existing or future generation capacity and power obligations;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws or their interpretation and new, more stringent, or changing requirements and environmental policies, including those related to the New Source Review provisions of the Clean Air Act, carbon dioxide, nitrogen oxides, sulfur dioxide, and other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit, terminate or otherwise modify the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•the effectiveness of Ameren Missouri's customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act programs;
•labor disputes, the impact of collective bargaining unit contract negotiations, workforce reductions, our ability to attract and retain professional and skilled-craft employees, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, medical cost trend rates, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, creditors, rating agencies, or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or disagreement with those plans, failure to protect sensitive customer information, increases in rates, data centers entering our service territories, negative media coverage, or concerns about company policies or practices;
•the impact of adopting new accounting and reporting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, joint ventures, divestitures, and reorganizations;
•legal and administrative proceedings;
•pandemics or other significant global health events, and their impacts on our results of operations, financial position, and liquidity; and
•the impacts of global conflicts and related sanctions imposed by the United States and other governments, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, and other commodities, materials, and services.

New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating Revenues:
Electric	$2,722	$2,563	$6,270	$6,223
Natural gas	160	136	880	794
Total operating revenues	2,882	2,699	7,150	7,017
Operating Expenses:
Fuel and purchased power	809	768	1,749	2,064
Natural gas purchased for resale	28	25	238	233
Other operations and maintenance	535	502	1,547	1,447
Depreciation and amortization	436	415	1,254	1,168
Taxes other than income taxes	174	164	471	439
Total operating expenses	1,982	1,874	5,259	5,351
Operating Income	900	825	1,891	1,666
Other Income, Net	112	76	320	257
Interest Charges	216	208	629	570
Income Before Income Taxes	796	693	1,582	1,353
Income Taxes	119	52	231	145
Net Income	677	641	1,351	1,208
Less: Net Income Attributable to Noncontrolling Interests	1	1	4	4
Net Income Attributable to Ameren Common Shareholders	$676	$640	$1,347	$1,204

Earnings per Common Share - Basic	$2.44	$2.37	$4.87	$4.46

Earnings per Common Share – Diluted	$2.42	$2.35	$4.83	$4.43

Weighted-average Common Shares Outstanding – Basic	276.8	270.4	276.7	270.2
Weighted-average Common Shares Outstanding – Diluted	278.9	272.2	278.7	271.7

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$40	$13
Accounts receivable - trade (less allowance for doubtful accounts)	853	665
Unbilled revenue	511	415
Miscellaneous accounts receivable	238	107
Inventories	873	774
Current regulatory assets	275	387
Other current assets	329	210
Total current assets	3,119	2,571
Property, Plant, and Equipment, Net	42,239	39,313
Investments and Other Assets:
Nuclear decommissioning trust fund	1,638	1,526
Goodwill	411	411
Regulatory assets	2,964	2,524
Pension and other postretirement benefits	1,000	977
Other assets	1,396	1,154
Total investments and other assets	7,409	6,592
TOTAL ASSETS	$52,767	$48,476
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$1,574	$973
Short-term debt	496	643
Accounts and wages payable	976	1,254
Taxes accrued	235	66
Interest accrued	199	229
Customer deposits	244	238
Other current liabilities	469	504
Total current liabilities	4,193	3,907
Long-term Debt, Net	20,443	18,214
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	5,646	5,181
Regulatory liabilities	6,606	6,255
Asset retirement obligations	863	849
Other deferred credits and liabilities	680	540
Total deferred credits and other liabilities	13,795	12,825
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	8,149	8,106
Retained earnings	6,017	5,292
Accumulated other comprehensive income	38	—
Total shareholders’ equity	14,207	13,401
Noncontrolling Interests	129	129
Total equity	14,336	13,530
TOTAL LIABILITIES AND EQUITY	$52,767	$48,476

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2026	2025
Cash Flows From Operating Activities:
Net income	$1,351	$1,208
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,277	1,199
Amortization of nuclear fuel	63	39
Amortization of debt issuance costs and premium/discounts	15	14
Deferred income taxes and tax credits, net	281	255
Allowance for equity funds used during construction	(104)	(60)
Stock-based compensation costs	24	21
Other	(7)	29
Changes in assets and liabilities	(707)	(308)
Net cash provided by operating activities	2,193	2,397
Cash Flows From Investing Activities:
Capital expenditures	(4,089)	(3,118)
Nuclear fuel expenditures	(26)	(20)
Purchases of securities – nuclear decommissioning trust fund	(513)	(373)
Sales and maturities of securities – nuclear decommissioning trust fund	488	348
Other	(14)	51
Net cash used in investing activities	(4,154)	(3,112)
Cash Flows From Financing Activities:
Dividends on common stock	(622)	(576)
Dividends paid to noncontrolling interest holders	(4)	(4)
Short-term debt, net	(147)	(239)
Maturities and extinguishment of long-term debt	(378)	(324)
Issuances of long-term debt	3,234	1,960
Issuances of common stock	31	35
Employee payroll taxes related to stock-based compensation	(14)	(13)
Debt issuance costs	(34)	(17)
Net cash provided by financing activities	2,066	822
Net change in cash, cash equivalents, and restricted cash	105	107
Cash, cash equivalents, and restricted cash at beginning of year(a)	420	328
Cash, cash equivalents, and restricted cash at end of period(b)	$525	$435
(a)Includes $13 million of cash and cash equivalents and $407 million of restricted cash as of December 31, 2025.
(b)Includes $40 million of cash and cash equivalents and $485 million of restricted cash as of September 30, 2026.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	4,171	3,894	10,583	10,570
Commercial	4,046	3,962	10,868	10,678
Industrial	1,098	1,112	3,126	3,108
Street lighting and public authority	13	14	41	44
Ameren Missouri retail load subtotal	9,328	8,982	24,618	24,400
Off-system	881	581	3,171	2,457
Ameren Missouri total	10,209	9,563	27,789	26,857
Ameren Illinois Electric Distribution
Residential	3,451	3,349	8,655	8,757
Commercial	3,272	3,205	8,723	8,783
Industrial	2,558	2,791	7,393	7,793
Street lighting and public authority	96	101	288	299
Ameren Illinois Electric Distribution total	9,377	9,446	25,059	25,632
Ameren Total	19,586	19,009	52,848	52,489
Electric Revenues (in millions):
Ameren Missouri
Residential	$773	$702	$1,598	$1,483
Commercial	571	537	1,254	1,154
Industrial	126	119	292	269
Other, including street lighting and public authority	25	27	106	36
Ameren Missouri retail load subtotal	$1,495	$1,385	$3,250	$2,942
Off-system sales and capacity	262	300	452	951
Ameren Missouri total	$1,757	$1,685	$3,702	$3,893
Ameren Illinois Electric Distribution
Residential	$510	$469	$1,209	$1,132
Commercial	236	235	629	596
Industrial	38	46	145	144
Other, including street lighting and public authority	(7)	(51)	66	(28)
Ameren Illinois Electric Distribution total	$777	$699	$2,049	$1,844
Ameren Transmission
Ameren Illinois Transmission(a)	$196	$176	$528	$482
ATXI	70	64	195	177
Eliminate affiliate revenues	—	—	(1)	(1)
Ameren Transmission total	$266	$240	$722	$658
Other and intersegment eliminations(a)	(78)	(61)	(203)	(172)
Ameren Total	$2,722	$2,563	$6,270	$6,223
(a)Includes $56 million, $46 million, $145 million and $123 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Gas Sales - dekatherms (in millions):
Ameren Missouri	3	3	15	15
Ameren Illinois Natural Gas	27	25	118	120
Ameren Total	30	28	133	135
Gas Revenues (in millions):
Ameren Missouri	$24	$20	$133	$109
Ameren Illinois Natural Gas	136	117	748	686
Eliminate affiliate revenues	—	(1)	(1)	(1)
Ameren Total	$160	$136	$880	$794
		September 30,		December 31,
		2026		2025
Common Stock:
Shares outstanding (in millions)		276.9		276.4
Book value per share		$51.31		$48.48